                                                                   Exhibit 10.15


                       U.S.A TRADEMARK LICENSE AGREEMENT

BETWEEN:                                OCEAN PACIFIC APPAREL CORP.,
                                        a Delaware corporation

                                        "LICENSOR" "Op"

                                        AND

                                        HAPPY KIDS, LTD.,
                                        a New York corporation

                                        "LICENSEE"


TRADEMARKS:                             "Ocean Pacific"; "Op"

PRODUCT CATEGORIES:                     See Exhibit A

TERRITORY:                              U.S.A., its territories and
                                        possessions.



                                                                October 27, 1994

                      U.S.A. TRADEMARK LICENSE AGREEMENT
                      ----------------------------------

     THIS U.S.A. TRADEMARK LICENSE AGREEMENT (this "Agreement") is made and entered into this _______ day of October 1994, by and between Ocean Pacific Apparel Corp., a Delaware corporation ("Licensor"), and Happy Kids, Ltd., a New York corporation ("Licensee").

                                   RECITALS
                                   --------

     A.    Licensee is in the business of manufacturing and selling apparel,

     B. Licensor is the owner (i) in the United States of the registrations for the trademarks "Ocean Pacific" and "Op" and related marks, (ii) the goodwill associated therewith, (iii) the owner of various common law and either rights in said marks, and (iv) the owner in various foreign countries of said or similar marks, goodwill and rights, all of which marks, goodwill and rights are collectively referred to herein as the "Trademarks" and

     C. Licensor is in the business of licensing the use of the Trademarks in the manufacture and sale of apparel and related items and of providing design, merchandising, marketing and sales direction and coordination to licensees of the Trademarks.

                                   AGREEMENT
                                   ---------

     NOW, THEREFORE IN CONSIDERATION OF THEIR RESPECTIVE PROMISES MADE HEREIN AND FOR OTHER GOOD AND VALUABLE CONSIDERATION, THE RECEIPT AND ADEQUACY OF WHICH ARE HEREBY ACKNOWLEDGE, LICENSOR AND LICENSEE HEREBY AGREE AS FOLLOWS:

     1.    LICENSE
           -------

     1.1   GRANT OF LICENSE: Subject to the terms and conditions of this
           ----------------
Agreement, Licensor hereby grants to Licensee an exclusive right, but for the rights of Licensor under this Agreement, to use the Trademarks in the manufacture and wholesale distribution and sale in the United States, its territories and possessions (the "Territory") only of the products set forth

                                                                October 27, 1994
on Exhibit A attached hereto and made a part hereof, as such Exhibit may be modified from time to time by the mutual agreement of Licensor and Licensee (hereinafter the "Licensed Products"). For purposes of this Agreement, the term "Trademark" shall not include the "Op Tech"(R) trademark of Licensor or any
                  ---
other trademark, name, words, logo or design related to or similar to Licensor's "OP Tech" (R) trademark or the "Op Pro" trademark or any other trademark, name, words, logo or design related to or similar to the "Op Pro" trademark which Licensor expects to develop and register as a trademark in the near future. The license created hereby (hereinafter the "License") does not permit Licensee to engage in the retail sale of the Licensed Products.

     1.2  DETERMINATION OF LICENSED PRODUCTS:  Licensee agrees to accept at all
          ----------------------------------
times the reasonable decision of Licensor with respect to whether a proposed type of product is a Licensed product within the scope of the License. Licensee will not manufacture or sell any type of product which Licensor in its reasonable discretion decides is not a Licensed Product within the scope of the License.

     Any dispute between Licensee and any other licensee of Licensor regarding the Licensed Products and the scope of their respective licenses shall be resolved by Licensor as Licensor reasonably deems appropriate within the confines of Licensee's rights hereunder, and Licensee agrees to be bound by such resolution.

     1.3  APPROVALS REGARDING OTHER PRODUCTS, ETC.:  Licensee acknowledges that
          ---------------------------------------
Licensor has previously licensed the use of the Trademarks in connection with products other than the Licensed Products to other manufacturers and that Licensor may grant additional licenses to other persons or entitles in the future for territories and/or products not within the scope of this License. If at any time Licensor permits Licensee to manufacture a product, or to distribute within an area, which is not, in the opinion of the Licensor, within the scope of the

                                                                October 27, 1994

License, such permission (i) shall apply only to the precise products, seasons and territories specifically allowed by Licensor, and (ii) shall not constitute a continuing approval, or a waiver of the right of Licensor subsequently to disapprove, of such manufacture or distribution by Licensee.

     1.4  USE OF TRADEMARK: Other than as expressly set forth in this Agreement
          ----------------
and in other license agreements between Licensor and Licensee (regarding other product categories), if any, Licensee has absolutely no right, title or interest in or to the Trademarks or the use thereof. Licensee shall make absolutely no use of the Trademarks, whether in connection with the Licensed Products, in advertising, in promotion, in public relations, or otherwise, that has not been approved by Licensor pursuant to the approval procedures and requirements of this Agreement.

     Licensee acknowledges that it is only acquiring the right to use the Trademarks in connection with (i) the manufacture of the Licensed Products, and
(ii) the wholesale distribution and sale of the Licensed Products in the United States for the term of this Agreement. Upon the termination of the License, Licensee shall cease all use of the Trademarks, except as specifically allowed by the post-termination provisions of this Agreement.

     Licensee will not apply for any registration of copyright, trademark or trade name that in any way concerns, mentions or uses the Trademarks or any similar marks or names without the express prior written consent of Licensor. In any case, Licensee will transfer to Licensor, upon Licensor's request (whether during or after the term of this Agreement), without charge, full and complete ownership of any and all such applications, registrations, trademarks, copyrights, or trade names whether or not they were obtained with the permission of Licensor.

     However, notwithstanding the foregoing, Licensor represents that Licensor has not granted to any third party rights to use the Trademarks in the manufacture and wholesale sale of

                                                                October 27, 1994
the Licensed Products in the Territory during the term of this Agreement and Licensor agrees to indemnify and hold harmless Licensee and its officers, directors, representatives and agents against and from any and all losses, damages, judgments, awards, penalties, costs and expenses (including attorneys' fees and expenses) incurred by any of them as a result of any grant by Licensor to any person or entity not a party to this Agreement of any right during the term of this Agreement to use the Trademarks in the manufacture and wholesale sale of the Licensed Products in the Territory, except for any such losses, damages, judgments, awards, penalties, costs and expenses which occur as a result of actions or failures to act on the part of Licensee or its officers, directors, representatives or agents. A party claiming indemnification pursuant to this Section 1.5 shall give prompt notice to Licensor any legal proceeding or other claim which may give rise to such indemnification, and shall cooperate with counsel for Licensor in connection with the conduct of the defense of any legal action giving rise to such potential indemnification. Licensor shall have the right to select counsel for the defense of any such action.

     1.5  OWNERSHIP OF TRADEMARKS:  Licensee acknowledges and agrees that the
          -----------------------
Trademarks, all goodwill pertaining thereto, and all rights, registrations, applications and entitlements thereto, and all extensions thereof, are and shall remain the sole and exclusive property of Licensor and that nothing in this Agreement shall be construed to convey any rights or interest in the Trademarks to Licensee, other than the specific license granted hereunder. Whenever requested by Licensor, whether during the term of this Agreement or thereafter, Licensee shall execute such documents as Licensor may from time to time deem necessary or appropriate to confirm, maintain or perfect Licensor's ownership of the Trademarks and to ensure that all right, title and interest in and to the Trademarks resides in Licensor.

     Licensee acknowledges that it is often difficult to obtain clear, registered title to

                                                                October 27, 1994
trademarks and other intellectual property rights. Accordingly, Licensee agrees that the rights granted herein exist only to the extent that Licensor owns such rights, and, except as specifically provided in Section 1.4 above, no representation, guarantee or warranty, express or implied, is made with respect to Licensor's ownership of such rights or with respect to the rights of any third parties that may conflict with the rights granted herein.

     Without limiting the generality of the foregoing, Licensee specifically acknowledges and agrees that, except as specifically provided in Section 1.4 above, Licensor makes no representation, guarantee or warranty of any kind that the use by Licensee of the Trademarks does not or will not infringe upon any trademark, copyright or other proprietary right of any other individual, corporation, partnership, venture, estate, trust, association, governmental body or authority or any other entity, and Licensee expressly waives any claim it may now or hereafter have against Licensor for any such infringement.

     1.6  USE OF NAMES:  Except as this Agreement specifically authorizes the
          ------------
use of the Trademarks, and only to that extent, Licensee shall not use the words and names "Ocean Pacific" or "Op" or any similar words or name as part of any firm, corporate, trade or business name without the express prior written consent of Licensor. Any permission by Licensor to Licensee to use such names or words shall terminate upon termination of this Agreement or upon fifteen (15) days' written notice from Licensor to Licensee.

     1.7  NON-CONFLICT:  Licensee shall not use the Trademarks in any manner
          ------------
that conflicts with the rights of any third party. If, in Licensor's good faith determination, any use of the Trademarks by Licensee infringes or impairs the rights of any third party or weakens or impairs Licensor's rights in the Trademarks, Licensee will immediately terminate or modify such use in accordance with Licensor's instructions. Except as may be specifically provided in Section
1.4 above, Licensee shall have no right of damages, offset or right to terminate this

                                                                October 27, 1994

Agreement in connection with such a termination or modification; provided, however, that if Licensor requires any such termination or modification solely as a result of any actual or alleged infringement by any of the Trademarks themselves (as opposed to infringement by Licensee's usage of otherwise non-infringing Trademarks) in any rights of any third party, Licensor shall agree to negotiate in good faith an appropriate equitable reduction of the minimum sales requirements set forth in Section 4 of this Agreement corresponding to the Net Sales (as defined in Section 6.1 below) which Licensee would reasonably expect to lose on account of such termination or modification; and provided further that in the event any such termination or modification resulting from any actual or alleged infringement by any of the Trademarks materially deprives Licensee of the economic benefits of the License, Licensee shall have the right to terminate this Agreement upon thirty (30) days' prior written notice to Licensor, and Licensor shall thereafter reimburse Licensee for the out-of-pocket costs actually incurred by Licensee in manufacturing any Licensed Products whose sale was prohibited by Licensor because of such termination or modification and for any penalties actually incurred by Licensee under any contracts to purchase piece goods or raw materials for the manufacture of any Licensed Products whose sale was prohibited by Licensor because of such termination or modification In the event Licensee fails to terminate or modify such use as directed by Licensor, Licensor may, in its sole discretion, terminate the rights of Licensee under this Agreement.

     1.8  BEST EFFORTS: To induce Licensor to grant the License provided for in
          ------------
this Agreement, Licensee has represented to Licensor that Licensee is experienced in the development, production, manufacturing, marketing and sale of products similar in nature to the Licensed Products, and that Licensee will commit itself to a reasonable, vigorous and diligent program of exploiting the License. Accordingly, Licensee agrees to devote its best efforts to

                                                                October 27, 1994
manufacture and ship the Licensed Products in order to meet the demand for the Licensed Products and to exploit the rights herein granted to maximize the manufacture and sale of the Licensed Products. Licensee agrees to devote its best efforts to manufacture and ship each accepted order for Licensed Products within a reasonable time of receipt of the order or by the delivery date specified in the order.

     1.9  COOPERATION WITH OTHER LICENSEES: Licensee acknowledges that (i) it is
          --------------------------------
one of various domestic and international licensees of the Trademarks; (ii) Licensor has design, merchandising, marketing and other obligations to all licensees of Trademarks: and (iii) it is Licensor's goal to have all licensees produce products which are reasonably consistent and cohesive in terms of theme, style, design, coloration, fabric, trim, identification, ect. and which cause the consumer to perceive that such products (although coming from different manufacturers and licensees) emanate from a single source. Licensee acknowledges the value of this perception by both retailers and consumers and the benefit of this perception both to Licensee and to all other licensees of the Trademarks. Licensee agrees to cooperate with all other licensees of the Trademarks, both foreign and domestic, in the following:

     1.   The sharing of information regarding fabric and other resources:

     2. The joint purchasing of fabric and other materials where price discounts, fabric or color consistency or other significant advantages are available from joint purchasing: and

     3. The sharing of merchandising and marketing ideas, concepts and materials.

     Licensor acknowledges that Licensee is entitled (i) to be reasonably reimbursed by the benefitted licensees for expenses incurred in the reasonable cooperation required by this paragraph, and (ii) to reasonable compensation from the benefitted licensee for Licensee's efforts under this paragraph. Licensee acknowledges that to the extent Licensee receives and uses information, ideas, concepts or materials from other licensees under this paragraph or

                                                                October 27, 1994
participates with other licensees in joint purchasing of materials under this paragraph, other licensees of the Trademarks are entitled (i) to be reasonably reimbursed by Licensee for their expenses incurred in the reasonable cooperation required by this paragraph, and (ii) to reasonable compensation from Licensee for their efforts under this paragraph. Any dispute between Licensee and other licensees of the Trademarks regarding Licensee's obligations under this paragraph or the obligations of other licensees to Licensee for such reasonable cooperation or the amounts of money to be paid to or by Licensee under this paragraph shall be resolved by Licensor as it deemes appropriate, and Licensee agrees to be bound by any such resolution.

     1.10 NOT A FRANCHISE: The parties acknowledge and agree that this
          ---------------
Agreement is an intellectual property rights license agreement and does not constitute, and shall not be construed as, a franchise agreement. The parties further acknowledge and agree that state and federal franchise laws do not and will not apply to this Agreement or to the relationship between Licensee and Licensor and their respective rights and obligations hereunder. The parties agree that, due to their respective business backgrounds and prior licensing experience, they do not need the protection of state or federal franchise laws.

     2.   TERRITORY: The Licensed Products shall not be sold, marketed,
          ---------
distributed or delivered, by Licensee, either directly or indirectly, anywhere except in the Territory without the prior written consent of Licensor. Licensee shall not sell or otherwise transfer the Licensed Products to any individual or entity who Licensee knows intends to sell the Licensed Products outside the Territory, or who Licensee has reason to believe intends to sell the Licensed Product outside the Territory, without the prior written permission of Licensor. Nothing in this paragraph shall be construed to prohibit Licensee from manufacturing the Licensed Products outside the Territory, provided such Licensed Products are sold, marketed, distributed or delivered only in the Territory. Licensor may manufacture, market or sell, or allow others

                                                                October 27, 1994

(including other licensees of the Trademarks) to manufacture, market or sell, the Licensed Products outside of the Territory.

     3.   TERM:  The initial term of this Agreement shall commence on
          ----
September___, 1994 (the "Commencement Date") and terminate on December 31, 1999, unless sooner terminated as provided herein. Licensee has the option to extend the term of this Agreement for an additional period of five (5) years, unless sooner terminated as provided herein, commencing on the date following the expiration of the original term. Such option must be exercised by a notice in writing to Licensor delivered at least six (6) months and no more than nine (9) months prior to the end of the initial term. Such option may be exercised only if Licensee is in full compliance with its obligations under this Agreement at the time of exercise, and only if Licensee shall have cured all defaults of this Agreement of which Licensor has given notice to Licensee at the time of exercise and which defaults occurred not more than six (6) months prior to notice thereof. In addition, such option shall become null and void and of no further force and effect, and this Agreement shall terminate not later than the expiration of the initial term hereof, if Licensee shall have committed any default of any of the provisions of this Agreement after the date of exercise of such option but prior to the commencement of the extended term of this Agreement and shall have failed to cure such default promptly after receiving notice of it provided such default occurred not more than six (6) months prior to such notice. All extensions will be on all of the terms and conditions of this Agreement. Should Licensor, at any time, exercise its rights under this Agreement to terminate the rights of Licensee hereunder, all options to extend the term shall likewise be terminated, whether or not such options shall have been exercised.

     4.   MINIMUM SHIPMENTS:  From the Commencement Date through December 31,
          -----------------
1995, Licensee shall timely and accurately ship at least seventy-five percent (75%), and

                                                                October 27, 1994
thereafter Licensee shall timely and accurately ship, each year, at least eighty-five percent (85%) of all firm orders for Licensed Products accepted by Licensee and input into Licensee's management information system (MIS). In determining whether Licensee shall have met the shipping requirements of this paragraph and for purposes of calculating the minimum royalties payable hereunder, all firm orders accepted by Licensee, and all orders which should have been accepted by Licensee, as required by this section, shall be deemed "orders". In determining whether Licensee shall have met its minimum shipping requirement, orders canceled as a result of late delivery, poor quality, or other acts of Licensee shall be deemed orders not to have been shipped by Licensee. For purposes of this section, "timely" shipment shall mean the shipment of goods in such a time and manner that the customer receives the goods on an order before the originally contracted and agreed upon delivery date, without discounts or other concessions for late or otherwise improper delivery. In determining whether Licensee shall have met its minimum shipping requirement goods shipped and accepted by the customer after the cancellation date, as set forth in the original order, will be deemed to have been timely shipped. "Accurately" to ship shall mean to ship goods substantially in compliance with the requirements of the orders therefor; provided that goods accepted by the customer not in compliance with the requirements of the order shall be deemed to have been accurately shipped.

          As set forth in Section 23.1 hereof, if Licensee shall fail timely and accurately to ship eighty-five percent (85%) of its orders for Licensed Products as required by this Section 4 for any calendar year during the term hereof, Licensor shall be entitled immediately to terminate Licensee's rights under this Agreement at any time thereafter without prior notice to Licensee; provided, however, that Licensee's failure to meet its obligation under this Section 4 in a calendar year solely and exclusively because of circumstances mainly and substantially beyond the control of Licensee, Licensee's failure so to meet such obligation shall be excused to

                                                                October 27, 1994
the extent caused by such circumstances and; provided, further, that in such case Licensee shall timely and accurately ship eighty-five percent (85%) (seventy-five percent [75%] from the Commencement Date through December 31,
1995) of all orders not precluded by such circumstances, and Licensor may, at its option, terminate the rights of Licensee under this Agreement if Licensee fails timely and accurately to ship eighty-five percent (85%) (seventy-five percent [75%] from the Commencement Date through December 31, 1995) of the orders not so precluded. Notwithstanding the previous sentence, Licensee may cure a failure to timely and accurately ship such minimum percentage of accepted firm orders and Licensor may not terminate Licensee's rights under this Agreement pursuant to the preceding sentence (a) in the event Licensee shall have failed to timely and accurately to ship seventy-five (75%) of its accepted firm orders from the Commencement Date through December 31, 1995. If Licensee shall have paid to Licensor, not later than January 20, 1996, an amount equal to six percent (6%) of the difference between the total dollar amount of orders actually shipped and seventy-five percent (75%) of all accepted firm orders; or
(b) in the event Licensee shall have failed timely and accurately to ship eighty-five percent (85%) of such orders in any year after December 31, 1995. If Licensee shall have paid to Licensor, not later than twenty (20) days following the end of such year, six percent (6%) of the difference between the total dollar amount of orders actually shipped and eighty-five percent (85%) of all accepted firm orders during such year, but only if (i) Licensee shall have shipped Licensed Products producing Net Sales (as defined in Section 6.1 below) during such year equalling or exceeding one hundred twenty-five percent (125%) of the amount set forth for such year in the paragraph immediately following, and (ii) Licensee shall have timely and accurately shipped eighty-five percent (85%) of all accepted firm orders during the immediately preceding year (or seventy-five percent (75%) of such orders in the preceding year if such preceding year shall have been

                                                                October 27, 1994
the year ended December 31, 1995.

     During the initial term hereof, Licensee shall sell and deliver Licensed Products (with royalties paid thereon) producing Net Sales (as defined in Section 6.1 below) equalling or exceeding the amounts set forth below for each of the periods set forth below.

The Commencement Date through December 31, 1995        ***

January 1, 1996 through December 31, 1996              ***

January 1, 1997 through December 31, 1997              ***

January 1, 1998 through December 31, 1998              ***

January 1, 1999 through December 31, 1999              ***

The required minimum deliveries of the Licensed Products for any calendar year during any extended term of this Agreement shall be increased or decreased, as the case may be, over the required minimum for the prior year by ***

     If Licensee fails to sell and deliver Licensed Products producing Net Sales equalling or

*** Confidential portion omitted and filed separately with the Securities and Exchange Commission.

                                                                October 27, 1994
exceeding the amounts set forth above (with royalties paid thereon) for any calendar year (a "Poor Shipment Year") during the term of this Agreement (or any extension thereof), Licensor shall have the right to terminate this Agreement and Licensee's rights hereunder at any time at Licensor's option without prior notice at any time after January 31 but before May 1 of the succeeding year; provided, however, that Licensor shall not have the right to terminate this Agreement and Licensee's rights hereunder due to a failure by Licensee to sell and deliver Licensed Products producing such Net Sales in any such Poor Shipment Year if Licensee shall pay to Licensor, not later than January 31 of the succeeding year, an amount equal to the total combined royalty and advertising payments which Licensee would have been required to pay to Licensor under this Agreement for the Poor Shipment Year had Licensee sold and delivered Licensed Products producing Net Sales equal to the amount set forth above for such Poor Shipment Year, less the amount of any combined royalty and advertising payments actually paid by Licensee to Licensor with respect to Net Sales for such Poor Shipment Year. As set forth in Section 6.2 below, the failure of Licensee to achieve the minimum sales and delivery amounts set forth above for the period from the Commencement Date through December 31, 1995 shall not excuse Licensee's obligation to pay minimum royalties based on such minimum sales and delivery amounts.

     In addition to the minimum shipping requirements set forth above with respect to Net Sales of all of the Licensed Products, Licensee's Net Sales during each of the periods set forth above of Licensed Products in each of the product categories set forth below shall equal or exceed *** of the amounts set forth above with respect to minimum Net Sales of all categories of Licensed
Products:

     1. Sportswear, outerwear and swimwear and related accessories for newborns and infants;

*** Confidential portion omitted and filed separately with the Securities and Exchange Commission.

                                                                October 27, 1994

     2.   Sportswear, outerwear and swimwear for toddler girls and toddler boys;

     3.   Little boys' sportswear, outerwear and swimwear in the size ranges
          4-7;

     4. Little girls' sportswear, outerwear and swimwear in the size ranges 4-6; and

     5.   Girls' sportswear and outerwear in the size range 7-14.

If Licensee fails to sell and deliver Licensed Products in any of the above enumerated categories producing Net Sales equalling or exceeding *** of the amounts set forth above with respect to required minimum Net Sales of all categories of Licensed Products during any period set forth above, Licensor may at its option exercised at any time after January 31 but before May 1 of the succeeding year permanently exclude such category from the Licensed Products covered under this Agreement. If Licensor exercises this option, Licensee's license under this Agreement to use the Trademarks in the manufacture and wholesale distribution and sale in the Territory of that category of products shall immediately cease and terminate, and the definition of Licensed Products in this Agreement and in Exhibit A thereto shall automatically be deemed to be amended to delete such category of products from such definition. Upon Licensor's exercise of such option, the rights and obligations of Licensor and Licensee with respect to such category of products shall thereupon become governed by the provisions of Sections 24 through 24.5 of this Agreement; provided, however that the respective rights and obligations of Licensor and Licensee under this Agreement shall remain unchanged and unaffected with respect to all other categories of the Licensed Products, including without limitation the obligations of Licensee under this Section 4.

     In order for Licensor to determine whether Licensee is in compliance with the shipping requirements of this Agreement, Licensee shall provide Licensor with current and accurate information regarding its orders and shipments. Such information shall be provided in such content, form and manner as Licensor may from time to time direct.

*** Confidential portion omitted and filed separately with the Securities and Exchange Commission.

                                                                October 27, 1994

     Non-compliance with any of the provisions of this Section 4 shall constitute a default under this Agreement.

     5.   INITIAL LICENSING FEE:  In addition to all other amounts due from
          ---------------------
Licensee to Licensor under this Agreement and notwithstanding any termination of this Agreement. Licensee shall pay to Licensor the sum of Seventy-Five Thousand Dollars ($75,000.00) payable as follows: Twenty-Five Thousand Dollars ($25,000.00) upon execution and delivery of this Agreement by Licensee, Twenty-Five Thousand Dollars ($25,000.00)on or before December 31, 1995; and the balance on or before December 31, 1996.

     Any payment due to Licensor under this Section 5 shall be made to Licensor notwithstanding any assignment by Licensor of any or all of its rights under this Agreement, unless Licensor provides explicit written instructions to Licensee directing such payments under this Section 5 to be made to another person or entity.

     6.   ROYALTY AND ADVERTISING PAYMENTS:  As a combined royalty and
          --------------------------------
advertising payment. Licensee shall pay to Licensor a sum equal to *** of the dollar amount of all Net Sales of the Licensed Products, up to the first *** of such Net Sales in any calendar year, and a sum equal to *** of the dollar amount of all Net Sales of the Licensed Products in excess of *** in any calendar year. Royalties and advertising payments shall accrue upon the sale of the Licensed Products. A sale of a Licensed Product shall be deemed to have occurred upon the earliest to occur of the following: (a) the sending of an invoice for such Licensed Product, (b) the shipment of such Licensed Product, or (c) receipt of payment for such Licensed Product.

     6.1  NET SALES: As used herein, "Net Sales" means the gross dollar amount
          ---------
of all sales by Licensee of the Licensed Products, less actual returns of Licensed Products and bona


*** Confidential portion omitted and filed separately with the Securities and Exchange Commission.

                                                                October 27, 1994
fide trade discounts and allowances. No deduction from "Net Sales" shall be made for cash or other payment discounts (including anticipation or other similar discounts or allowances for early payment), uncollectible accounts, or reserves for chargebacks. No costs or charges incurred in the manufacture, sale, distribution, marketing, advertisement or promotion of the Licensed Products, in the factoring or other financing of sales of the Licensed Products, or in the payment by Licensee of any local, State or Federal taxes of any nature whatsoever shall be deducted from the gross sales amount of the Licensed Products in calculating "Net Sales" or from any royalty payable to Licensor. Notwithstanding the foregoing, Licensee is not required to pay royalty (or any other fees) on amounts it actually pays for bona fide freight charges. Any sales or transfers of Licensed Products made by Licensee to any person or entity that does not deal at arm's length with Licensee shall be computed, for the purpose of determining "Net Sales", at an amount equal to the price at which Licensee would charge purchasers who deal at arm's length with Licensee. "Net Sales" does not include the sale of samples to Licensor's sales force.

     6.2  MINIMUM ROYALTY PAYMENT: Regardless of whether or not Licensee sells
          -----------------------
and delivers Licensed Products producing Net Sales equalling or exceeding the amounts set forth in Section 4 above, Licensee shall pay to Licensor, as a minimum royalty and advertising payment hereunder, for the period from the Commencement Date through December 31, 1995, an amount equal to *** of the required minimum sales and deliveries for that period (as set forth in Section 4 above). If by December 31, 1995, Licensee shall not have paid to Licensor royalties and advertising payments equalling or exceeding the minimum royalty and advertising payments for that year as set forth in this section, Licensee shall pay to Licensor the balance due on such royalties and advertising payments not later than January 20, 1996.

*** Confidential portion omitted and filed separately with the Securities and Exchange Commission.

                                                                October 27, 1994

     6.3   MANNER OF PAYMENT: MONTHLY STATEMENTS:  The payment of royalties and
           -------------------------------------
advertising payments shall be made on or before the 20th day of each calendar month for Net Sales occurring during the previous calendar month. Licensee shall send to Licensor with each royalty payment a statement certified to be accurate by an officer of Licensee, which completely and accurately sets forth a detailed accounting of (i) the quantities of Licensed Products and Discounted Goods shipped and/or sold during the preceding month by product and size. (ii) a summary of the billings thereon and/or the payments received therefrom that comprise the gross sales and Net Sales of such products during the preceeding month, (iii) the calculation of royalties and advertising payments on such shipments, billings and payments, and (iv) the total of royalties so computed and due to Licensor. Such statement shall be in the form and shall contain such additional information as Licensor may from time to time direct. Neither receipt nor acceptance of any payment under this Agreement shall constitute acceptance of such statement's contents or preclude Licensor from thereafter questioning any such statements of the accruing of any payment made hereunder. Time is of the essence with respect to all payments herein.

     6.4   SYSTEMS, BOOKS AND RECORDS:  Licensee shall maintain an adequate
           --------------------------
system of internal controls, (i.e., policies, procedures, organizational plans, and other measures), to ensure the accuracy and reliability of financial and operational data. Additionally, Licensee shall maintain true, complete and accurate books of account and records of all transactions with respect to the Licensed Products and all other data necessary for the proper computation of the royalty, advertising and other payments required under this Agreement, all in accordance with generally accepted accounting principles applied on a consistent basis.

     6.5   ANNUAL REPORTS OF SALES:  For each calendar year during the term
           -----------------------
hereof, Licensee shall submit to Licensor an annual statement for the twelve month period ending

                                                                October 27, 1994

December 31. The annual statement shall be submitted by January 20th of each year for the previous calendar year and shall include a detailed and cumulative account of all transactions involving the Licensed Products, including, without limit, all orders, shipments, returns, trade discounts and allowances, royalties paid and payable, goods returned as substandard, and orders canceled for non-delivery and such other information as Licensor may from time to time request. This report shall be certified to be correct by the Chief Executive Officer and the Chief Financial Officer of the Licensee or such officers or employees of Licensee as Licensor and Licensee may agree.

     6.6  MULTIPLE LICENSES: In the event Licensee is or shall become a party
          -----------------
to more than one license agreement with Licensor, Licensee shall maintain and generate separate reports and records as required by Sections 6.5, 6.6 and 6.7 hereof for each license agreement. Failure to comply with the provisions of this
Section 6.8 shall constitute a default of this Agreement.

     7.   AUDIT: Licensor or its authorized agent shall have the right from time
          -----
to time, and at any reasonable time but not more than once in any calendar year, to examine and to perform tests of the Licensee's books and records and undertake other reasonable procedures to verify compliance by Licensee with the provisions of this Agreement. The cost of said examination and tests shall be borne by Licensor, unless the royalties or other amounts owing to Licensor by Licensee hereunder are discovered to have been understated or underpaid by five percent (5%) or more over the period since the last such examination or test, in which case Licensee shall pay forthwith to Licensor the cost of such examination and/or test, and all payments found to be due, with interest thereon, at the rate of five hundred (500) basis points over the Prime Rate (as defined below) per annum, or the maximum legal rate, whichever is less, computed from the date said unpaid payments would have been due had they been properly accounted for until the date they are actually paid. The "Prime Rate" shall mean the Prime Rate

                                                                October 27, 1994

(the base rate on corporate loans posted by at least seventy-five percent (75%) of the nation's thirty (30) largest banks), as published in The Wall Street Journal on the business day immediately following any day on which Licensee shall have failed to make a payment under this Agreement when due.

     If any such examination or tests reveal that Licensee has understated or underpaid the royalties and/or other payments owing to Licensor hereunder and/or under all other license agreements of which Licensee or any of its affiliates and Licensor are parties by two hundred thousand dollars ($200,000) or more over the period since the last such examination or test, Licensor shall have the right, at its sole and absolute discretion, to terminate this Agreement immediately, and Licensee shall have no right to cure any such underpayment prior to such termination. In addition, if any two (2) such examinations shall each reveal that Licensee has understated or underpaid the royalties and/or other payments owing to Licensor hereunder and/or under all other license agreements of which Licensee or any of its affiliates and Licensor are parties by ten percent (10%) or more over the respective periods since the last such examinations or tests, Licensor shall have the right at its sole and absolute discretion, to terminate this Agreement immediately, and Licensee shall have no right to cure any such under payment prior to such termination.

     8.   ANNUAL STATEMENTS; QUARTERLY SHIPPING STATEMENTS OF NET WORTH:
          -------------------------------------------------------------
Promptly after Licensee's receipt thereof and in no event later than seventy-five (75) days after the end of Licensee's fiscal year, Licensee shall furnish Licensor with a statement of Licensee's net worth, which shall be certified by a reputable certified public accounting firm as being Licensees net worth as of the end of such fiscal year, as determined in accordance with generally accepted accounting principles consistantly applied ("G.A.A.P."). In addition, Licensee shall furnish to Licensor quarterly statements forty-five
(45) days after the end of

                                                                October 27, 1994
each calendar quarter during the term of this Agreement which shall set forth in detail Licensee's compliance with the minimum shipping requirement set forth in
Section 4 of this Agreement.

     9.   ADVERTISING/PUBLIC RELATIONS: Licensor shall spend the advertising
          ----------------------------
payment received pursuant to this Agreement in its sole discretion and judgment. Licensor shall reasonably consult with all of its licensees of the Trademarks on a periodic basis with respect to the advertisement and promotion of the Licensed Products and the Trademarks. However, Licensor shall have the sole and absolute right to decide how to advertise and promote the Licensed Products and the Trademarks.

     All advertising, promotions and public relations concerning the Licensed Products and/or the Trademarks, including any done directly by Licensee or any of its agents, representatives or customers, whether or not at Licensee's own expense (including cooperative advertising), shall require the prior written approval of Licensor, acting in its sole and absolute discretion; provided, however that Licensor's consent shall not be required with respect to Licensee's repeated use of an advertising format which Licensor has previously approved, provided the product depicted or advertised in such format has itself been approved by Licensor.

     10.  SHOW, SHOWROOM, SALES MEETING AND BRAND SUPPORT EXPENSE: Licensee
          -------------------------------------------------------
shall be under no obligation to make use of any showroom owned, operated, leased or managed by Licensor or participate with Licensor in any trade show or sales meeting, but shall have the right to do so at Licensee's discretion. However, If Licensee shall, during any calendar year during the term of this Agreement, use or make use of any showroom owned, operated, leased or managed by Licensor or participated with Licensor (at Licensee's request) in any display at any tradeshow or sales meeting. Licensee shall pay to Licensor. In addition to all other payments

                                                                October 27, 1994
required hereunder, Licensee's pro rata share, based on the ratio of Licensee's Net Sales of the Licensed Products to the total United States Net Sales of all products using the Trademarks in the Territory, of Licensor's show, showroom, sales meeting and brand support expenses, charges and overhead: provided, however, that Licensee's payment under this Section 10 shall not exceed one and one-half percent (1-1/2%) of the dollar amount of Net Sales of the Licensed Products (including sales of Discounted Goods) in any calendar year.

     Licensor shall spend the payment it receives under this Section 10 in its sole discretion and judgment. Licensor shall reasonably consult with all of its licensees of the Trademarks on a periodic basis with respect to the expenditure of such payments. However, Licensor shall have the sole and absolute right to decide how to spend such payments.

     If Licensee shall not have made use of any showroom owned, operated, leased or managed by Licensor in any display at any tradeshow or sales meeting during any calendar year, Licensee shall not be liable for any expense under this
Section 10 for such calendar year.

     11.  ADMINISTRATIVE COSTS:  Licensor and Licensee shall each pay its own
          --------------------
administrative and legal costs associated with this Agreement.

     12.  REPRESENTATIONS AND WARRANTIES OF LICENSEE:  Licensee represents and
          ------------------------------------------
warrants to Licensor as follows:

     (a)  ORGANIZATION AND AUTHORITY:  Licensee is a corporation, duly
          --------------------------
incorporated, validly existing and in good standing under the laws of the State of New York and has all necessary corporate power and authority to enter into this Agreement and to perform its obligations hereunder. This Agreement has been duly authorized, executed and delivered by Licensee and constitutes a legal, valid and binding obligation of Licensee enforceable against Licensee according to its terms.

     (b)  NO CONFLICT: The execution, delivery and performance of this Agreement
          -----------
by

                                                                October 27, 1994

Licensee does not and will not (i) violate or conflict with its [Articles] of Incorporation, or (ii) conflict with or violate any law, rule, registration, order, writ, judgment, injunction, decree, determination or award applicable to Licensee.

     (c)  ABSENCE OF LITIGATION: No claims, lawsuit, action, proceeding or
          ---------------------
Investigation has been asserted or instigated against Licensee which seeks to delay or prevent the consummation of the License transaction contemplated by this Agreement or which would be reasonably likely to adversely affect or restrict Licensee's obligations hereunder.

     13.  PRODUCT STANDARDS: No Licensed Product shall be distributed or sold
          -----------------
unless it is of the highest standards and unless it has received the approval of Licensor prior to its distribution and sale as set forth below.

     13.1 APPROVAL OF PRODUCT DESIGNS AND GRAPHICS: Each design of and graphic
          ----------------------------------------
for a Licensed Product that Licensee desires to manufacture or distribute, sell or otherwise market, shall be submitted to Licensor for approval, along with samples of all proposed colors, fabrics and other materials for such Licensed Products. All submissions for approval shall be at the sole expense of the Licensee. For purposes of submitting designs and graphics Licensee shall use such design and graphics approval forms, and shall supply Licensor with such information in connection therewith, as Licensor may from time to time direct.

     Licensor shall have fifteen (15) working days following its receipt of a proposed design and/or graphic, from Licensee within which to approve or disapprove such design and/or graphic. Failure by Licensor to disapprove within such fifteen (15) working day period shall be deemed to constitute approval of a design or graphic. Licensor may approve a design or graphic subject to such changes as it deems appropriate, in which event Licensee shall resubmit the design and/or graphic with the suggested changes for Licensor's approval as set forth above. Licensor may approve or disapprove of a design or graphic in its sole and absolute

                                                                October 27, 1994
discretion. Licensee shall not produce a Licensed Product which has not received design and graphics approval from Licensor as set forth in this paragraph.

     Licensor shall grant approval of Licensee's line of Licensed Products for each season upon approving Licensee's graphics and designs (storyboards) for each Licensed Product proposed to be included in such line and fabric and color samples proposed to be used in manufacturing each such Licensed Product. Such approval shall be deemed to constitute approval of each Licensed Product in each color and fabric approved for such Licensed Product; provided, however, that such approval shall not limit in any way Licensee's obligation pursuant to
Section 13.2 below to submit a sample of each style of Licensed Product proposed to be included in Licensee's line for each season, and Licensor reserves the right to require Licenses to make changes to any such Licensed Product after having examined Licensee's sample of such Licensed Product.

     Without limiting the generality of the foregoing, it is specifically agreed that Licensor may disapprove a design and/or graphic which Licensor decides does not meet all of the following criteria: It is wholesome; not obscene or obnoxious; not sacrilegious; not racist; not sexist; does not disparage Licensor's product or the products of others; does not Infringe the trademark rights or copyrights of others; properly uses the Trademarks; and does not violate any Federal or state law; does not portray illegal conduct.

     13.2 APPROVAL OF SAMPLES TO SALES FORCE:  A sample of each proposed
          ----------------------------------
Licensed Product which has received design and graphics approval as set forth above, shall be submitted by Licensee to Licensor for approval; provided, however, that Licensee need submit a sample of any style of Licensed Product in only one of the colors and fabrics approved by Licensor for such Licensed Product pursuant to Section 13.1 above. All such submissions of samples for approval shall be at the sole expense of Licensee. Licensee shall use such sample approval forms and

                                                                October 27, 1994
supply Licensor with such information in connection therewith as Licensor may from time to time direct. All samples shall be submitted on a timely basis so that the approval process (and any changes) may be accomplished in time to allow an orderly distribution of samples to the sales force and show rooms and timely manufacturing and shipment of the product. Licensee shall submit a sample of each product it intends to sell, with complete specifications, fabric samples and color swatches.

     Licensor shall be permitted to approve a sample subject to such changes as it deems appropriate. Licensor may approve or disapprove of a sample acting in the exercise of its sole and absolute discretion. Licensee shall be permitted to make running changes to any Licensed Product which has received Licensor's approval, provided that such changes do not materially affect the style or quality of the approved product. Licensee shall provide an approved sample of each of the Licensed Products, with complete specifications, fabric samples and color swatches (as requested by Licensor), to Licensor for Licensor's historical sample line at the expense of Licensee.

     13.3 APPROVAL PRIOR TO DELIVERY:  Licensee shall not ship, distribute or
          --------------------------
sell any LIcensed Product unless Licensor has granted design and/or graphics and sample approval, as requires by Sections 13.1 and 13.2 above.

     13.4 SEASONS:  Licensee acknowledges that Licensor and Licensee shall
          -------
jointly develop each season's proposed line in a cooperative process taking various factors into account, including, without limitation, cost and availability of fabric and other piece goods, price points, competitors' products, other licensee's products, overall line direction, the retail environment and general economic conditions,

     13.5 PRODUCT DISTRIBUTION:  Licensee agrees to maintain Licensor's
          --------------------
marketing and retailing standards to protect the value of the Trademarks and the image of the Licensed

                                                                 October 27,1994

Products. Licensee shall maintain the same or higher standards for the selection of retail, wholesale and other outlets as those maintained by Licensor during the term of this Agreement. Licensee acknowledges that Licensor may change such standards from time to time during the term of this Agreement and that the changed standards shall apply to Licensee after reasonable notice thereof; provided, however, that Licensee may terminate this Agreement upon ninety (90) days' written notice to Licensor if Licensor changes such standards such that Licensor shall require or permit the Licensed Products to be sold in retail outlets which are substantially "down market" from the outlets in which Licensor previously allowed the Licensed Products to be sold.

     Licensor shall have the right at any time, acting in the exercise of its sole discretion, to disapprove the use of particular wholesale and/or retail outlets, including the right to disapprove of outlets that were previously acceptable, except as otherwise specifically provided herein. Unless prior written approval is obtained from Licensor, Licensee shall not sell, dispose of or distribute any Licensed Products through (i) K-Mart, Walmart, Target, Montgomery Ward, Caldor, Venture, Sears, DSJS, Burlington Coat Factory, or similar outlets, (ii) Newtons or Marshalls or similar outlets, except on a close-out basis, (iii) any other outlets disapproved by Licensor except for outlets to which Licensee has been permitted to sell the Licensed Products on a regular basis unless such outlets shall have lowered retail standards (it being understood that (x) Licensor may from time to time permit Licensee to sell Licensed Products to specific retailers for a limited time or on a limited basis without Licensee being considered to sell to such retailers on a regular basis, and (y) Licensee shall not be deemed to be selling Licensed Products to Costco or other clubs on a regular basis, and Licensor may prohibit Licensee from selling to such clubs, unless Licensor and Licensee agree otherwise), or (iv) any factory outlet stores, warehouse sales, parking lot sales, swap meets, flea markets or similar

                                                                October 27, 1994
sales, stores or outlets. Licensor may, at its sole option, terminate the rights of Licensee under this Agreement for failure to adhere to the provisions of this
Section 13.5.

     13.6 SAMPLES FOR SALES FORCE:  Prior to the showing of any new line, and
          -----------------------
after receiving the approvals described in Sections 13.1 and 13.2 above Licensee shall furnish to Licensor sufficient samples for its use and display of the Licensed Products to customers and at trade shows and showrooms. Licensor shall consult with Licensee in determining the number of samples which Licensee shall furnish under this Section 13.6; however, the decision of Licensor with respect to such number shall be binding on Licensee. Nothing in this Section 13.6 shall be construed to impose any duty or responsibility on Licensor to sell any of the Licensed Products either by itself or with or through its sales force or to imply that any such duty or responsibility exists.

     13.7 MERCHANDISER/DESIGNER:  Licensee shall provide, at its own expense,
          ---------------------
sufficient full time employees qualified to act as designers, merchandisers, and production/sample coordinators with respect to the Licensed Products. Such employees shall be subject to approval by Licensor and shall devote substantially all of their working time on the development and coordination of the Licensed Products in conjuction with the design and merchandising staff of Licensor.

     13.8 APPEARANCE AS ONE PRODUCT LINE:  Licensee acknowledges that to the
          ------------------------------
extent reasonably possible and prudent, Licensor and its designers and merchandisers will attempt to make the product lines of all licensees of the Trademarks cohesive and consistent and appear to be the product of one company. Licensee agrees to cooperate with Licensor in this endeavor.

     14.  SALES FORCE; FULL-TIME SALES MANAGER:  Licensee agrees that all
          ------------------------------------
Licensed Products (including seconds, irregulars and close outs) shall be sold and distributed through Licensee or a sales force which is managed by Licensee.


                                                                 October 27,1994

     Licensee shall retain a full-time sales manager who shall devote substantially all of his or her time to sales of the Licensed Products, and to managing Licensee's sales force in selling Licensed Products, Licensee agrees to give due consideration to hiring Steve Pinkow or a corporation owned and controlled by Steve Pinkow as such full-time sales manager: provided, however, that nothing in this Section 14 shall be construed to require or bind Licensee actually to retain Mr. Pinkow or corporation controlled by Mr. Pinkow.

     15.  QUALITY CONTROL:  Licensor shall have the right to make on site
          ---------------
inspections at any reasonable time at all manufacturing and distribution points used by Licensee to ensure the quality of the Licensed Products. If at any time Licensor determines in its reasonable discretion that a Licensed Product is of lesser quality than the sample approved pursuant to Section 12.1 hereof or is otherwise an irregular or second product, Licensor shall give Licensee notice thereof, and Licensee shall immediately cease production and distribution of that Licensed Product until its quality is improved to the satisfaction of Licensor.

     15.1 SECONDS, IRREGULARS:  Seconds and irregulars are merchandise which
          -------------------
contain a production flaw or fabric flaw or other mistake or problem which makes the goods unsalable for full line list price. Licensor shall have the right, in its sole discretion, to determine whether goods are seconds or irregulars, and Licensee agrees to be bound by such determination; provided, however, that if Licensee or any customer for the Licensed Products believes that any Licensed Product is a second or irregular, Licensor agrees to accept and be bound by such determination. Licensee shall not sell or dispose of any irregulars or seconds in excess of three percent (3%) of Licensee's total production of the Licensed Products for any season without the express prior written permission of Licensor. Licensor may, in its discretion, require Licensee to destroy seconds or irregulars in excess of three percent (3%) of Licensee's total production of the Licensed Products for any season and/or impose

                                                                October 27, 1994
requirements on the disposal of seconds and irregulars, including, without limitation, the cutting or removal of labels and the removal of logos and/or other brand identification.

     16.   LABELLING:  All Licensed Products shall have a label and/or hangtag
           ---------
designated by Licensor. The labels and hangtags may be acquired only from sources approved in writing by Licensor. On all labels, hangtags and Licensed Products the appropriate Trademark notices (R) or (TM), denoting United States Trademark registration or common law rights shall appear, and where applicable, all items subject to copyright protection shall bear a proper and complete copyright notice as specified by law. Licensor shall have the right at any time to designate the exact symbols or language to be used by Licensee to denote ownership by Licensor of trademarks, copyrights and other Intellectual property.

     Licensee understands the importance of maintaining the security and integrity of all labels used on the Licensed Products and agrees to obtain such labels only from the sources approved by Licensor. Licensee further agrees to maintain a strict, accurate and current inventory of all labels to preclude diversion of labels. No additional labels, hangtags or identification shall appear on the Licensed Products without the prior written approval of Licensor, except for a separate label designating the care, content, size and country of origin of the Licensed products. Any breach of the provisions of this paragraph shall entitle Licensee, at its option, to terminate the rights of Licensee under this Agreement.

     16.1  SECURITY LABEL  In addition to the labels designated in Section 16
           --------------
above, when directed by Licensor, Licensee shall use a security label in a location designated by Licensor on each of the Licensed Products. Licensee shall fully cooperate in implementation of any security label program that Licensor may deem necessary or appropriate to protect the Trademarks. Licensor shall pay for the development of the security label program, but Licensee shall pay for the labels and the appropriate hardware and software necessary to install

                                                            October 27, 1994
the labels.

     16.2 U.P.C. LABEL: Licensee agrees to cooperate with Licensor and other
          ------------
licensees of Licensor in developing an appropriate U.P.C. or similar labelling system at such time as Licensor deems necessary or appropriate.

     16.3 LABEL INVENTORY: Licensee shall maintain a strict, accurate and
          ---------------
current inventory of all labels described in this Section 16 to preclude diversion of such labels and shall furnish to Licensor a monthly accounting of such inventory.

     17.  TRADEMARK: Licensee agrees to represent the Trademarks accurately, as
          ---------
directed by Licensor, in any reproduction by Licensee, whether on the Licensed Products or in print or anywhere else. Licensee further agrees that the Trademarks will be exactly reproduced, unless Licensee shall have received prior written authorization for modification from Licensor. Each use of the Trademarks on a Licensed Product shall be submitted to Licensor for prior approval pursuant to the approval procedures set forth above in this Agreement. As provided in
Section 9 hereof, Licensee shall obtain Licensor's prior written approval for all uses of the Trademarks in advertising, public relations and/or promotions by Licensee.

     17.1 TRADEMARK INFRINGEMENT OR MISUSE: Licensor shall maintain and defend
          --------------------------------
all actions with respect to protection and maintenance of the Trademarks, as it deems appropriate. Licensee shall fully and completely cooperate in the protection of the Trademarks and in any investigation, maintenance, defense and resolution of any action taken by Licensor and shall supply Licensor with technical assistance, genuine samples, business records, as Licensor may deem appropriate in undertaking any such action. If Licensee becomes aware of any misuse or infringement of the Trademarks or if Licensee becomes aware of any marks confusingly similar to any of the Trademarks, Licensee shall immediately notify Licensor.

                                                                October 27, 1994

     17.2 LATER DEVELOPED TRADEMARKS: Licensor has from time to time developed
          --------------------------
and will continue to develop new trademarks and other intellectual property. This Agreement shall automatically apply to all such later developed trademarks which, in the sole opinion of Licensor, are specifically developed for use or maintained in the same branded product line as the Licensed Products. Licensee shall have no right whatsoever to any trademark or other intellectual property that may be developed by Licensor or its affiliates that is not, in the sole opinion of Licensor, part of the same branded product line as the Licensed Products. The term "Trademarks" as used in this Agreement is intended to include all such later developed trademarks which Licensee has the right to use under the terms of this section.

     18.  GOODWILL: Licensee recognizes the great value of the publicity and
          --------
goodwill associated with the Trademarks, and agrees that such value and goodwill, including any such value and goodwill arising from the activities of Licensee belong to and shall inure exclusively to Licensor. Licensee further acknowledges that the Trademarks have acquired a secondary meaning in the mind of the public.

     19.  COPYRIGHT NOTICE: Licensor has the right, in its sole discretion, to
          ----------------
register in its name the copyright on any and all graphics, artwork and/or writings developed by Licensee and/or and incorporated in or on or associated with the Licensed Products. Licensee agrees that all such artwork and writings and the copyrights thereto shall be the sole and exclusive property of Licensor, and Licensee agrees to execute any copyright assignments or other documents deemed necessary by Licensor to transfer, perfect or confirm full copyright ownership in and to Licensor, Licensee shall place a legally sufficient copyright notice which protects the rights of Licensor on every design, style, garment, creation or writing which is capable of protection pursuant to the copyright laws of the United States of America or any treaty to which it is a party. Any public distribution of goods bearing copyrightable works of

                                                                October 27, 1994

Licensor by Licensee without a copyright notice as required above, is unauthorized and shall constitute a default of this Agreement.

     20.  ADDITIONAL INSURED/INDEMNITY: During the term of this Agreement and
          ----------------------------
for one year thereafter Licensee shall maintain public and product liability Insurance coverage of at least five million dollars ($5,000,000) with an insurer reasonably acceptable to Licensor. Licensor agrees that [name of Licensee's current carrier] __________________ is an insurer acceptable to Licensor. The insurance policy shall name Licensor and its affiliates as additional insureds and shall provide that such policies cannot be canceled without thirty (30) days' prior written notice to Licensor. Licensee shall, on execution of this Agreement, and annually thereafter, furnish to Licensor a certificate or other adequate proof of such coverage naming Licensor and its affiliates as additional insureds.

     Without in any way limiting any of the rights or remedies otherwise available to Licensor, Licensee shall indemnify and hold harmless Licensor and its officers, directors, stockholders, employees, agents, attorneys, representatives, affiliates, successors and assigns (collectively, the "Indemnitees") against and from any and all losses, damages, injuries, lost opportunities, liabilities, exposure, claims, demands, settlements, judgments, awards, fines, penalties, taxes, fees, charges or expenses (including attorneys' fees and expenses) (collectively, the "Losses") that are directly or indirectly suffered or incurred at any time by any of the Indemnitees and that become payable or arise directly out of, or by virtue of, or relate directly or indirectly to, the manufacture, distribution, marketing, promotion or sale of any of the Licensed Products or the performance of Licensee's duties under this Agreement. Losses resulting from Licensor's wilful misconduct, wrongful acts or wilful failure to act, except for Losses resulting from any actual infringement by the Trademarks themselves (as opposed to Losses resulting from Licensee's usage of otherwise non-infringing Trademarks) in

                                                                October 27, 1994
any rights of any third party. This indemnity and hold harmless shall survive the termination of this Agreement.

     21.  NONASSIGNABILITY: Licensee shall not assign this Agreement or any of
          ----------------
its rights under this Agreement, without the express prior written consent of Licensor, which consent may be withheld in the exercise of Licensor's sole and absolute discretion. Except as described in Section 21.1 and 21.2 below, the transfer of a majority of the issued and outstanding capital stock of Licensee, however accomplished, and whether in a single transaction or in a series of related or unrelated transactions, or the merger of Licensee into any other person or entity in which Licensee is not the surviving entity, or the sale of all or substantially all of Licensee's assets, shall be deemed an assignment of Licensee's rights hereunder. Any attempted or purported assignment of Licensee's rights under this Agreement without the prior written consent of Licensor shall be deemed null and void ab initio. Any attempt by a non-approved assignee or transferee to do business under the License shall entitle Licensor to terminate the rights of Licensee (and such purported assignee or transferee) under this Agreement immediately. Any direct or indirect transfer or assignment of the License or any of Licensee's rights under this Agreement, by operation of law or otherwise, including, without limitation, any transfer or assignment which results from forfeiture of or foreclosure upon the License or any of Licensee's rights hereunder pursuant to any security interest, lien, mortgage, charge, pledge, hypothecation or other encumbrance or pursuant to any default hereunder, shall be deemed to be an assignment subject to the provisions of this
Section 21. Nothing in the preceding sentence shall be construed to limit Licensee's ability to grant a lien or security interest in the License or Licensee's rights under this Agreement, or to require Licensor's consent for any such grant, provided, however, than any purported transfer or assignment of the License or Licensee's rights hereunder pursuant to any forfeiture or foreclosure under any


                                                                October 27, 1994
such lien security interest which occurs without Licensor's express prior written consent shall be deemed null and void ab initio and shall entitle Licensor to terminate the rights of Licensee (and any purported transferee or assignee) under this Agreement pursuant to this Section 21. In determining whether to give its consent to an assignment Licensor may consider such factors as it deems appropriate, including, without limitation, the following factors and attributes of the proposed assignee, its principals and its related entities; their business plans; their history; their financial resources; potential competition by their other businesses; the impact of the proposed assignment on Licensor's other licensees; and the compatibility of Licensor and its other licensees with the proposed assignee and/or its principals and related entities. Licensor may assign its rights or delegate its duties under this Agreement to any person or entity at any time.

     21.1 PERMITTED STOCK TRANSFERS
          -------------------------

          Notwithstanding the provisions of Section 21, the shareholders of Licensee holding their shares immediately subsequent to the signing of this Agreement (the "Current Shareholders") may transfer shares to the following persons (hereafter the "Permitted Transferees") without requiring Licensor's prior written consent for a transfer or assignment of this License;

               A.   Licensee;
               B.   other Current Shareholders;
               C. any bona-fide employee stock ownership plan or similar plan for the benefit of the employees of Licensee;
               D. any current or former spouse of a Current Shareholder incident to a judgment of dissolution of marriage;
               E. any bona fide estate planning trust or other similar device, and;

                                                                October 27, 1994

          F. the heirs, devisees and/or legatees of a current Shareholder upon his or her death.

     21.2 SUBLICENSEES/SUBCONTRACT:  Licensee's rights under this Agreement may
          ------------------------
be sublicensed by Licensee only with the express prior written consent of Licensor and subject to any conditions or requirements that Licensor in its sole discretion may impose. Any attempted or purported sublicense by Licensee without the prior written consent of Licensor shall constitute a breach of this Agreement.

     Licensee shall have the right to subcontract the actual manufacture of the Licensed Products provided its subcontractors agree to be subject to all inspections, audits, time limits, design and sample approval requirements, quality control standards and procedures, and intellectual property protection provisions set forth herein. Licensee shall promptly notify Licensor in writing of the identity and location of any such subcontractor and the Licensed Products being subcontracted. Licensor may from time to time require each such subcontractor to sign such agreements as Licensor deems necessary or advisable to protect the rights of Licensor hereunder, including, without limitation, the agreement of the subcontractor not to sell or otherwise dispose of Licensed Products or piece goods, trims, or fasteners bearing the Trademarks to any unauthorized person or entity without the prior written consent of Licensor. Licensee shall use its reasonable best efforts to cooperate with Licensor in obtaining the signature of subcontractors to such agreements. Licensee shall remain responsible for all of its obligations under this Agreement notwithstanding any such subcontract, and Licensee agrees to be responsible for any breach of any provisions of this agreement by any of Licensee's subcontractors.

     Licensee shall remain responsible for any Licensed Product sold, shipped, delivered or distributed by or through Licensee to the full extent under this Agreement as if Licensee had

                                                                October 27, 1994
manufactured such Licensed Product itself, notwithstanding any such subcontract for the manufacture of such Licensed Product. Licensee shall also remain fully responsible and liable for any use by any such subcontractor of any labels bearing the Trademarks which Licensee may supply to such subcontractor and any product containing any such label, regardless of whether the manufacture of such product was authorized under this Agreement or not. In addition, Licensee shall indemnify and hold harmless Licensor and the other Indemnitees against and from any Losses that are directly or indirectly suffered or incurred at any time by any of the Indemnitees and that become payable or arise directly or indirectly out of, or by virtue of, or relate directly or indirectly to, any injury or damage suffered or incurred or alleged to have been suffered or incurred by any party other than the Indemnitees in connection with any manufacture, sale or distribution of any of the Licensed Products or any use or misuse of the Trademarks, whether or not authorized by this Agreement, by any such subcontractor. Licensee further agrees to use its best efforts to cause any such subcontractor not to sell or distribute any Licensed Products to any person or entity other than Licensee and to cease any use of the Trademarks not explicitly authorized pursuant to this Agreement or any other conduct which might constitute a breach of any of the provisions of this Agreement, and Licensee agrees that, should such best efforts fail, Licensee shall (a) at Licensor's request promptly terminate and discontinue its subcontract (and/or any similar arrangement) with such subcontractor and its officers, directors, stockholders, agents, affiliates, successors and assigns, and (b) reimburse Licensor for eighty percent (80%) of any costs or expenses (including attorneys' fees and expenses) incurred by Licensor in attempting to prevent such subcontractor from selling or distributing Licensed Products to any person or entity other than Licensee or from using the Trademarks in any manner not explicitly authorized pursuant to this Agreement or from engaging in any other conduct which might constitute a breach of any of the provisions of this

                                                                October 27, 1994

Agreement. The provisions of this Section 21.2 shall survive any termination of this Agreement.

     21.4 NO HYPOTHECATION: Licensee shall not pledge, hypothecate, mortgage,
          ----------------
grant liens in or upon, grant security interests in, use as collateral or otherwise borrow upon the License, or any of Licensee's rights under this Agreement, without the express prior written consent of Licensor which consent shall not be unreasonably withheld, except that Licensor's consent shall be deemed to have been granted in connection with any pledge, hypothecation, or granting of a lien or security interest in all general intangibles of Licensee existing as of the date of this Agreement. Any such action without consent shall be void and of no effect and shall entitle Licensor to terminate Licensee's rights under this Agreement.

     22.  MUTUAL EXCLUSIVITY: Licensee acknowledges that Licensor will provide
          ------------------
substantial design input with respect to the Licensed Products, and it is and will be impossible to determine which design features of the Licensed Products are not the result of Licensor's efforts. Licensee therefore agrees that, during the term of this Agreement, Licensee shall not market or manufacture other products unless a reasonable person would conclude that such other products represent a distinctly different line and brand of products from the Licensed Products.

     Licensee agrees that all existing and future designs and artwork relating to the Licensed Products are and shall remain the sole and exclusive property of Licensor. Licensee agrees that it will not manufacture or sell products using the designs or artwork of the Licensed Products or substantially similar designs or artwork under any other name or label other than the Trademarks.

     23.  TERMINATION: The remedies provided in Sections 23.1 through 23.12
          -----------
hereof are cumulative and not exclusive. In addition to these remedies, Licensor may exercise any and

                                                                October 27, 1994
all other rights and remedies it has under other provisions of this Agreement or applicable law. Licensor may terminate the rights of Licensee under this Agreement for the reasons set forth below or for other reasons provided for in other provisions of this Agreement. Licensee agrees that if Licensor has a right to terminate this Agreement, as set forth herein, and elects to terminate this Agreement, such termination shall become effective, and the post-termination provisions of Sections 24 through 24.5 shall become operable, notwithstanding any actual or alleged breach by Licensor of any of its obligations under this Agreement. Throughout this Agreement the phrases "termination of this Agreement", "termination of the rights of Licensee under this Agreement", "termination of Licensee's rights under this Agreement" and "termination of this License" and similar phrases may be used interchangeably.

     23.1 FAILURE TO MEET MINIMUM SALES:  Except as otherwise provided herein,
          -----------------------------
at the option of Licensor, the rights of Licensee under this Agreement shall terminate immediately at any time if Licensee fails (a) to ship the required eighty-five percent (85%) of its orders for any season during the term of this Agreement or any extended term, or (b) fails to ship or deliver Licensed Products producing Net Sales equalling or exceeding the amounts set forth in
Section 4 hereof without having paid the royalties and advertising payments which would have been due on Net Sales in such amounts by January of the succeeding year, as provided in Section 4. Licensee shall be obligated to pay its initial licensing fee and minimum royalties as set forth in Sections 5 and
6.2 hereof, regardless of any failure to achieve minimum sales and deliveries.

     23.2 DEFAULT IN LICENSEE PAYMENTS:  At the option of Licensor, the rights
          ----------------------------
of Licensee under this Agreement shall terminate if Licensee fails to make timely payment of any payment required hereunder, including, without limitation, the timely payment of royalties and advertising payments, show and showroom expenses and sales commissions. Except as otherwise provided in Section 23.9 hereof, Licensee shall have ten (10) days following written notice

                                                                October 27, 1994
from Licensor to cure a default by payment of the entire balance due of all amounts then due from Licensee to Licensor (not limited to the amounts set forth in the written notice) plus interest thereon.

     23.3 DEFAULT OF LICENSEE/CROSS DEFAULT:  At the option of Licensor, the
          ---------------------------------
rights of Licensee under this Agreement shall terminate if Licensee is in default or breach of any of the terms of this Agreement. If Licensee or any of its affiliates is, or at any time hereafter becomes, a licensee with respect to other products using or incorporating the Trademarks (other than the Licensed Products), a default under or with respect to any such other license shall be a default under this Agreement and shall entitle Licensor to terminate this Agreement.

     23.4 DEFAULT ON OTHER PAYMENTS/OFF SETS:  The parties hereto acknowledge
          ----------------------------------
that Licensee may from time to time become indebted to Licensor for patterns, samples, fabrics, freight, and other goods and services. Failure of Licensee to pay for such goods and service upon the terms agreed to by the parties shall constitute a default under this Agreement, if such failure continues for ten
(10) days following written notice from Licensor. Licensee is prohibited from using any funds owed by Licensor to Licensee as a set off, offset, charge back, or reduction of any payment due from Licensee to Licensor or the sales force managed by Licensor, and any attempt to do so shall constitute a default under this Agreement. Licensee's sole remedy for enforcing a claim for funds owed or alleged to be owed by Licensor to Licensee or for any breach or alleged breach by Licensor of any of the provisions of this Agreement shall be a cause of action for damages against Licensor.

     23.5 LATE PAYMENTS:  Regardless of whether a default is declared by
          -------------
Licensor with respect to any late payment under this Agreement, Licensor is entitled to and shall be paid by Licensee interest at the rate of five hundred
(500) basis points over the Prime Rate per annum or the maximum legal rate, whichever is less, on any late payment from the date on which such



                                                                October 27, 1994
payment was due until all principal and interest on such late payment has been paid in full. The acceptance of late payments hereunder shall not constitute a waiver of timely payments. If Licensor declares a default and the rights of Licensee under this Agreement are terminated, all payments required hereunder shall be due Licensor immediately, in full, plus interest at the rate of one and one-half percent (1-1/2%) per month, five hundred (500) basis points over the Prime Rate per annum or the maximum legal rate, whichever is less, from the date due or the date of declaration of default, whichever is earlier.

     23.6 INSOLVENCY OR BANKRUPTCY: NET WORTH:  Licensor shall have the right to
          -----------------------------------
terminate the rights of Licensee under this Agreement (i) if Licensee files a petition in bankruptcy, or if a petition in bankruptcy is filed against it; (ii) if Licensee becomes Insolvent, or makes an assignment for the benefit of its creditors, or files a petition or otherwise seeks relief under or pursuant to any bankruptcy, insolvency or reorganization statute or proceeding, or if it discontinues its business, or if a custodian, receiver or trustee is appointed for it or a substantial portion of its business or assets; or (iii) if at any time, the total stockholders' equity (according to G.A.A.P.) of Licensee as reflected in Licensee's year and financial statements is less than zero dollars ($0).

     23.7 CURE PERIOD:  Before Licensor terminates the rights of Licensee under
          -----------
this Agreement for a default or breach of Licensee, Licensor shall give Licensee a chance to cure said breach or default, if it is curable. If a provision of this Agreement provides Licensor with a right to terminate this Agreement forthwith or immediately, because of a default or breach of any provision of this Agreement by Licensee, Licensee shall have no right to cure such default or breach. If a provision of this Agreement specifies a certain cure or notice period, such provision shall apply. If no such specific provison shall apply, Licensee shall have thirty (30) days after notice from Licensor to cure the breach or default, except as otherwise

                                                                October 27, 1994
provided in Section 23.8 below. If Licensee fails to cure the breach or default within the applicable cure period, Licensor may thereupon immediately terminate all of Licensee's rights hereunder. No notice need be given for breaches or defaults which are not curable.

     23.8  NO RIGHT TO CURE AFTER THREE (3) DEFAULTS: Notwithstanding anything
           -----------------------------------------
in this Agreement to the contrary, Licensor shall have the right to terminate this Agreement immediately upon Licensee's third default of any of the payment provisions of this Agreement (including provisions relating to the times at which payments are required to be made) within any period of twelve (12) consecutive months, and Licensee shall have no right to cure any such third default.

     23.9  BREACH OF REPRESENTATION OR WARRANTY: Licensor shall have the right
           ------------------------------------
to terminate this Agreement immediately at any time upon the breach by Licensee of any of its representations and warranties set forth in this Agreement, and Licensee shall not have the right to cure any such breach.

     23.10 ROYALTIES: Upon termination of this Agreement by either party,
           ---------
Licensee shall not be liable for any royalties to Licensor after termination of this Agreement with respect to Licensed Products not sold, shipped or delivered by Licensee under this Agreement, except for the initial licensing fee and minimum royalties provided for in Sections 5 and 6.2 above. Nothing in this
Section 23.10 shall be construed or interpreted to limit in any way Licensee's obligation to pay royalties and other amounts due under this Agreement with respect to Licensed Products which are sold, shipped or delivered under this Agreement, either before termination or after termination under the provisions of Section 24.2 below.

     23.11 INJUNCTIVE RELIEF: Licensee acknowledges that the Trademarks possess
           -----------------
a special, unique and extraordinary character which makes difficult the assessment of monetary damages that would be sustained by Licensor from the unauthorized use of the Trademarks, and

                                                                October 27, 1994
that irreparable injury would be caused by such use. Licensee further acknowledges that any unauthorized use of the Trademarks would result in substantial confusion in the minds of consumers as to the source of products bearing the Trademarks and as to whether such products were authorized by Licensor. Accordingly, Licensee recognizes and acknowledges that it would be difficult, if not impossible, to compensate Licensor fully for damages for any violation by Licensee of (i) the provisions of this Agreement relating to the protection of, or the use of the Trademarks and/or other Intellactual property of Licensor: and (ii) the provisions of this Agreement relating to quality control and required design and sample approvals. Accordingly, Licensee specifically agrees that Licensor shall be entitled to temporary and permanent injunctive relief to enforce this Agreement or to enjoin Licensee against any unauthorized use of the Trademarks (either with respect to products which are not Licensed Products or after termination of this Agreement), and Licensee shall expressly waive the defense that a remedy in damages would be adequate and any requirement for the security or posting of any bond in connection with any such injunctive relief. This provision with respect to injunctive relief shall not, however, diminish the right of Licensor to claim and recover damages in addition to or in lieu of injunctive relief.

     24.   POST TERMINATION RIGHTS AND DUTIES: All of the following rights and
           -----------------------------------
duties shall be applicable upon any termination of Licensee's rights under this Agreement, whether by expiration of the term hereof or by earlier termination pursuant to the provisions hereof.

     24.1  DELETION OF TRADEMARK:  Immediately upon termination of this
           ----------------------
Agreement, Licensee shall take steps to change its name to the extent it has incorporated any of the Trademarks, the words "Op" or "Ocean Pacific" or similar words into such name to delete the Trademarks and such words from such name and from any signs, business names, and any other use. This change of name and deletion shall be completed within thirty (30) days after

                                                                 October 27,1994
termination.

     24.2 DISPOSITION OF PATTERNS, MARKERS, LABELS AND FASTENERS:
          ------------------------------------------------------

          Any patterns, markers, and labels or fasteners (snaps, buttons, etc.) on which the Trademarks appear which are not affixed to a Licensed Product shall be delivered by Licensee at its expense to Licensor, without charge to Licensor, within thirty (30) days of termination. An inventory of such items on hand shall be delivered to Licensor within ten (10) days of termination. Licensee shall be strictly liable for any damages to Licensor resulting from any of these items coming into the possession of a third party.

     24.3 DISPOSITION OF TRADEMARK MANUFACTURING EQUIPMENT:  Immediately upon
          ------------------------------------------------
termination of this Agreement, Licensee shall deliver to Licensor, without charge, all computer chips, PROMS, gross tapes, heat stamp dyes and all other equipment which have no function other than the reproduction of the Trademarks. Licensee shall identify, collect and deliver to Licensor any and all such devices which may be in the possession of Licensee's subcontractors within ten
(10) days of the date of termination.

     24.4 LIQUIDATION OF GOODS:  Immediately on termination of Licensee's rights
          --------------------
under this Agreement, Licensee shall discontinue manufacture of the Licensed Products and Licensee shall no longer have the right to use the Trademarks in any form or manner. Licensor shall have the right of first refusal to purchase all or any portion of the finished goods in the possession of Licensee at a price equal to Licensee's cost of production plus ten percent (10%) and the piece goods in possession of Licensee on the date of termination at a price equal to Licensee's cost of production. Licensor shall have fifteen (15) days from receipt of a full and complete list of such goods and costs in which to exercise such right of first refusal. Licensee shall cease all shipment, sale or distribution of the Licensed Products until Licensor shall have exercised, or declined to exercise its right of first refusal hereunder or until seven (7) days

                                                                October 27, 1994
have elapsed from Licensor's receipt of Licensee's complete list of its goods and costs. If Licensor fails to exercise its right of first refusal, then Licensee shall have one hundred eighty (180) days from termination of this Agreement to dispose of its inventory of the Licensed Products; provided, however, that such disposal shall be made only through outlets acceptable as provided herein. If any of the Licenses Product remain unsold after the expiration of one hundred eighty (180), Licensee shall then remove from the Licensed Products any labels on which the Trademarks appear before further attempting to sell or distribute such Licensed Product. Royalties, advertising, show and showroom charges and sales commissions shall be payable upon any sales of goods pursuant to this Section 24.4 and the reporting requirements of this Agreement shall apply to any such sale of goods pursuant to this section.

     24.5  SURVIVAL OF OBLIGATIONS:  The termination of Licensee's rights under
           ------------------------
this Agreement shall not terminate Licensee's duties, obligation and responsibilities (i) to pay all monies owed to Licensor on a timely basis, including money due on goods shipped post-termination, (ii) to prepare, make and maintain timely, full and accurate reports and records of its activities regarding the Licenses Products, (iii) to protect the Trademarks and copyrights of Licensor and Licensor's full and complete ownership thereof, and (iv) to indemnify and hold Licensor harmless pursuant to Section 20 hereof. Licensor's rights to inspect and audit the books, and records of Licensee, and Licensees obligation under Section 21.2 above, shall also survive termination of this Agreement.

     25    GENERAL PROVISIONS:
           -------------------

     25.1  ALL PAYMENTS:  All payments due hereunder shall be payable to OCEAN
           -------------
PACIFIC APPAREL CORP, and sent to 3 Studebaker, Irvine, California, 92718 or to such other address as Licensor may designate in writing.

     25.2  NOTICES:  Any notice, report or communication hereunder shall be
           --------
deemed

                                                                October 27, 1994
sufficiently given by one party to another, if in writing, and if and when delivered or tendered either in person, by courier, (including overnight air courier), or by depositing it in the United States Mail in a sealed envelope, registered or certified, with postage and postal charges prepaid or by telephone facsimile transmission, with a hard copy delivered pursuant to one of the other methods set forth above, addressed:

                    If to Licensor:

                    OCEAN PACIFIC APPAREL CORP.
                    3 Studebaker
                    Irvine, CA  92718
                    Telecopier No.: (714) 580-1877
                    Attn: President


                    With a copy to:

                    BERKELEY INTERNATIONAL CAPITAL CORPORATION
                    650 California Street
                    San Francisco, CA  94108
                    Telecopier No.: (415) 249-0554
                    Attn: John W. Quarterman, Esq.


                    If to Licensee:

                    HAPPY KIDS, LTD.
                    100 West 33rd Street, Suite 1100
                    New York, NY  10001-2916

or to such other address as the party addressed shall have previously designated by notice to the serving party given in accordance with this paragraph; provided, that a notice not given as above shall, if it is in writing, be deemed given if and when actually received by the party to whom it is given.

     25.3    ENTIRE AGREEMENT: This agreement constitutes the sole and entire
             ----------------
agreement among the parties pertaining to the subject matter hereof and supersedes all prior negotiations, dealings, agreements and understandings of the parties in connection therewith, and completely

                                                                October 27, 1994
supersedes and replaces all prior agreements between Licensor and Licensee with respect to the use of the Trademarks in connection with the Licensed Products.

     25.4  SEVERABILITY:  If any provision of this Agreement, or the
           ------------
application of such provision to any person or entity or set of circumstances, shall be determined to be unenforceable to any extent, the remainder of this Agreement, and the application of such provision to persons or entities or to circumstances other than those as to which it is determined to be unenforceable, shall not be affected and shall continue to be valid and enforceable to the fullest extent permitted by law.

     25.5  AMENDMENT:  No amendment, modification or alteration of this
           ---------
Agreement shall be valid unless it shall be in writing and signed by all parties hereto. No course of conduct or method of doing business shall modify or amend the terms hereof.

     25.6  NON-AGENCY OF PARTIES:  This Agreement does not constitute and shall
           ---------------------
not be construed as constituting an agency, a partnership or joint venture between and Licensor and Licensee and Licensee shall not hold itself out as an agent, partner or joint venture of Licensor. Licensee shall have no right to obligate or bind Licensor in any manner whatsoever except as may be expressly stated herein, and nothing herein contained shall give, or is intended to give, any rights of any kind to any third persons.

     25.7  GOVERNING LAW:  This Agreement shall be governed by, and construed
           -------------
in accordance with, the laws of the State of California exclusive of conflicts of laws provisions which would direct the application of another jurisdiction's law. This Agreement is deemed to be consummated in the State of California and the forum for any dispute shall be the Federal Courts located in the State of California whose venue is the County of Orange or the Superior Court of California for the County of Orange, whichever is appropriate.

     25.8  CONFIDENTIALITY:  This Agreement, its terms, conditions and
           ---------------
provisions, and

                                                                October 27, 1994
the trade secrets, confidential information and property of Licensor are confidential and shall not be disclosed by Licensee to any other person or entity without the prior written consent of Licensor. The parties acknowledge the Uniform Trade Secrets Act as codified in California in Civil Code (S)3426 et. seq. and agree to adhere to and be bound by the provisions thereof.

     25.9  CONSTRUCTION:  The paragraph headings and footers at the page
           ------------
bottoms are provided herein for convenience of reference only and shall not serve as a basis for interpretation or construction of this Agreement. Each party hereto agrees that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in the construction or interpretation of this Agreement. As used in this Agreement, the words "include" and "including," and all variations thereof, shall not be deemed to be terms of limitation.

     25.10 FURTHER ACTION:  Each party hereto agrees to perform all further acts
           --------------
and to execute and deliver or cause to be executed and delivered all documents, instruments and agreements which may be reasonably necessary to carry out the intents and purposes of this Agreement or to enable the other party to enforce any of its rights under this Agreement.

     25.11 COUNTERPARTS:  This Agreement may be executed in counterparts, each
           ------------
of which shall be deemed an original, but both of which taken together shall constitute one and the same agreement.

     25.12 NO IMPLIED WAIVERS:  The failure of either party at any time to
           ------------------
require performance at any time thereafter. The waiver by either party of a breach of any provision hereof shall not be a waiver of the provision itself or any other breach thereof. No failure on the part of either party to exercise any right or remedy hereunder, and no delay on the part of either party hereto in exercising any such right or remedy, shall preclude any other

                                                                October 27, 1994
or further exercise thereof or of any other right or remedy.

     25.13   TIME/FORCE MAJEURE: Time is of the essence of this Agreement.
             ------------------
However, neither Licensee nor Licensor shall be responsible for any delays caused by acts of God, war, earthquake, labor controversy, acts of any government, orders of court, or other material circumstances beyond the party's reasonable control. The time for performance shall be extended for a period of time equal to the delay caused by such circumstance, but not to exceed ninety
(90) days in any event.

     IN WITNESS WHEREOF, the parties hereto have entered into this Agreement on the day and year first written above.

                                   LICENSOR:

                                   OCEAN PACIFIC APPAREL CORP.
                                   a Delaware corporation

                                   By:   [SIGNATURE ILLEGIBLE]
                                       --------------------------
                                   Its:   CEO
                                       --------------------------

                                   LICENSEE:

                                   HAPPY KIDS, LTD.,
                                   a New York corporation

                                   By:  [SIGNATURE ILLEGIBLE]
                                       --------------------------
                                   Its: PRESIDENT
                                       --------------------------



                                                                October 27, 1994

                                   EXHIBIT A
                                   ---------

PRODUCT CATEGORIES:

     1.   Sportswear, outerwear and swimwear for newborns:
     2.   Infants' apparel and related infants' accessories:
     3.   Sportswear, outerwear and swimwear for toddler girls:
     4.   Sportswear, outerwear and swimwear for toddler boys:
     5.   Little boys' sportswear, outerwear and swimwear in the size ranges 4
          - 7:
     6. Little girls' sportswear, outerwear and swimwear in the size range 4 -6X: and
     7.   Girls' sportswear and outerwear in the size range 7 - 14.




                                                                October 27, 1994